UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2017

EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 EP ENERGY LLC
(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 997-1000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2017, EP Energy E&P Company, L.P. (the “Company”), a subsidiary of EP Energy Corporation, entered into a Participation and Development Agreement (the “PDA”) with Wolfcamp DrillCo Operating L.P. (the “Investor”), a company managed by, and whose equity is owned by, affiliates of Apollo Global Management, LLC, affiliates of which beneficially own approximately 44.8% of our common stock and have representatives on our board of directors. Pursuant to the PDA, the Company and the Investor will participate in the funding, exploration, development and operation of certain wells to be drilled on the Company’s undeveloped oil and gas properties, in the Wolfcamp formation, located in certain defined development areas within Crockett, Reagan and Irion Counties, Texas (such areas, collectively, “the Development Areas” and such wells, collectively, the “Farmout Wells”). The transaction was approved by our board of directors, excluding any members who are affiliated with Investor or otherwise would have an interest in the transactions, and a sub-committee of the Governance and Nominating Committee of the board of directors. Such sub-committee of the Governance and Nominating Committee of the board of directors was advised by independent legal and financial advisors.

The Farmout Wells will be developed pursuant to one or more approved drilling programs. The initial program (the “First Tranche Drilling Program”) will consist of 75 wells located within the Development Areas. The Company expects that the First Tranche Drilling Program will be completed by the fourth quarter of 2017. The Company will operate each well jointly developed pursuant to the PDA. Under the PDA, the Investor will fund 60% of the Company’s working interest portion of drilling, completion and equipping costs to earn 50% of the Company’s working interest in each new Farmout Well. The Investor’s obligations under the PDA with respect to the drilling, completion and equipping costs for the Farmout Wells are subject to certain limitations and adjustments resulting from certain mutually agreed items.

No later than 60 days prior to the completion of the last Farmout Well in the First Tranche Drilling Program, the Company will propose a second 75 well drilling program to the Investor that meets certain defined criteria, including any amendment to the Development Areas as permitted under the PDA (the “Second Tranche Drilling Program”). Subject to extension under specified situations, the Investor has 60 days to approve or reject the proposed Second Tranche Drilling Program. If the Investor rejects the Second Tranche Drilling Program, the PDA will terminate upon the completion of the last Farmout Well in the First Tranche Drilling Program.

During a five-year period after the completion of the last Farmout Well included in the First Tranche Drilling Program or, if approved, the Second Tranche Drilling Program, the Investor also has the option to participate in certain infill wells that the Company proposes to drill and complete to the same depth of the drilled Farmout Wells. The Company is not permitted to propose such infill wells until such five-year period begins. Additionally, subject to certain time limits, the Company will provide the Investor the option to participate in additional wells that are located within the Development Areas but are not part of the Farmout Wells.

The Investor will reimburse the Company the Investor’s share of the costs incurred by the Company in connection with the development operations under the PDA prior to the date of the PDA. The Investor’s share of ongoing development costs under the PDA will be first deducted from Investor’s share of monthly revenues from wells drilled pursuant to the PDA and collected by the Company with the remainder, if any, billed to the Investor pursuant to the PDA and consistent with the Company’s ordinary course of business and past practices. Upon the Company’s receipt from the Investor payment in full of all amounts set forth in the first billing statement, invoice or advance billing request, as applicable, issued by the Company in respect of a well drilled under the PDA, the Investor would earn its share of the working interest in such well and the Company is required to deliver to the Investor an executed assignment for such well conveying the interest earned by the Investor in such well.

With respect to each of the First Tranche Drilling Program and Second Tranche Drilling Program, if applicable, the terms of the PDA provide for reversion of a portion of the Investor’s working interest to the Company upon the date that the Investor achieves a 12% internal rate of return in the aggregate investment made with respect to such tranche. Upon such reversion, the Investor’s working interest in such tranche will be reduced to 15% of the Company’s initial working interest.

The PDA provides that, until the end of the second calendar quarter of the applicable approved drilling program, either party may suspend its approval for development operations if certain commodity price conditions are met, including that the forward strip pricing for the NYMEX WTI Light Sweet Crude for the twelfth month after the then current date is less than or equal to $40.00 per barrel for each then current day of a consecutive 15-day trading period prior to the date of determination. Wells that may be suspended under these circumstances would include only those for which the Company has not yet issued a bill or advance request to the Investor and for which the Farmout Well has not been spudded nor any site preparation or rig mobilization has begun.

The PDA contains provisions regarding (a) certain customary transfer restrictions on each of the Company’s and the Investor’s ability to transfer their respective interests in the Farmout Wells, including consents to transfer, a right of first offer provided to both parties, and a tag-along right provided to the Investor, (b) the provision by the Company of marketing, certain on and off-site infrastructure, management and certain other services, (c) certain royalty matters, (d) drainage protections, (e) default remedies, (f) tax partnership and (g) certain other customary matters. With certain limited exceptions, the PDA will terminate (i) at any time upon mutual agreement of the Investor and the Company, (ii) upon the completion of the last Farmout Well included in the First Tranche Drilling Program or Second Tranche Drilling Program, as applicable, (iii) upon certain changes of control of the Company or the Investor, or (iv) upon certain transfers by the Company or the Investor of their respective interests in the Farmout Wells.

On January 24, 2017, in addition to the PDA, the Company and the Investor also entered into a letter agreement granting the Company an additional PDA limited termination right. The letter agreement provides that until the earlier of 30 days after the execution of the letter agreement or the date of the first invoice the Company has issued to the Investor, the Company has the right to terminate the PDA to enter into an agreement with a third party that is economically more favorable to the Company, but is otherwise substantially identical to the PDA. This additional termination right may only be exercised by the Company in compliance with the terms of the letter agreement upon at least five business days’ prior written notice to the Investor (during which period the Company would be obligated to negotiate in good faith with the Investor regarding amendments to the economic terms of the PDA). If the PDA is terminated pursuant to the letter agreement, the Company will be required to reimburse the Investor for certain of its out-of-pocket costs in connection with the PDA and transactions contemplated thereby up to a cap.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 26, 2017 announcing Permian Drilling Joint Venture and Acceleration of Wolfcamp Program Development.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: January 26, 2017	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and
Chief Financial Officer

EP ENERGY LLC

	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 26, 2017 announcing Permian Drilling Joint Venture and Acceleration of Wolfcamp Program Development.